Exhibit 4.101

English translation

Power of Attorney

We the company, Guangzhou Huaduo Network Technology Co., Ltd., with the unified social credit code is: 91440113773312444L, holding the equity shares (the "Company Shares") corresponding to 185,910 Yuan registered capital of Shanghai Ruogu Information Technology Co., Ltd. (the "Domestic company”), on June 18, 2021, with respect to the Company Shares hereby irrevocably authorizes Haishaman (Shanghai) Information Technology Co., Ltd. (the “WFOE”) exercise the following rights during the term of this Power of Attorney:

Authorize WFOE to act as the sole and exclusive agent of the company, to exercise rights including but not limited to the following rights in the name of the company on the matters of the Company Shares: (1) participate in the shareholders' meeting of the Domestic Company and sign the relevant resolutions of the shareholders' meeting representing the company; (2) exercise all the shareholder's rights entitled to the company in accordance with the law and the articles of association of the Domestic Company, including but not limited to shareholder voting rights, rights of sale or transfer or pledge or disposition of all or any part of the Company Shares; and (3) to elect, designate and appoint the legal representative, chairman, director, supervisor, general manager and other senior management personnel of the Domestic Company as the authorized representative of the company.

WFOE will have the right to sign the transfer contract as stipulated in the restated and amended exclusive option agreement (the company being a party to the contract upon request) on behalf of the company within the scope of authorization, and shall perform as scheduled the restated and amended equity pledge agreement and the restated and amended exclusive option agreement which are signed on the same day as this power of attorney signed by the company as a party to, the exercise of which will not limit this authorization in any way.

WFOE has the right to transfer, use or otherwise dispose of cash dividends and other non-cash income generated from the Company Shares.

All actions of WFOE with respect to the Company Shares can be made according to WFOE's own discretion without any oral or written instructions from the company.

All actions of WFOE with respect to the Company Shares are regarded as the actions of the company, and all documents signed are deemed to be signed by the company, which will be ratified by the company.

WFOE has the right to delegate, which it can delegate to other individuals or units to handle the above matters and exercise the Company Shares without having to notify the company in advance or obtain the company's consent.

During the period when the company is a shareholder of the Domestic Company, this power of attorney is irrevocable and continues to be valid, starting from the date of signing this power of attorney. If and only if WFOE notifies the company in writing to terminate this power of attorney in whole or in part or to replace the agent, the company will immediately withdraw the authorization and delegation hereof, and immediately sign a power of attorney in the same form as this power of attorney, making the same authorization and delegation as the content of this power of attorney to other agent as designated by WFOE at that time; except for the abovementioned, the company will not revoke the authorization and delegation made to WFOE.

During the term of this power of attorney, the company hereby waives all rights related to the Company Shares that have been authorized to WFOE through this power of attorney, and will no longer exercise such rights by itself.

[No text below]

[The following is the signature page]

Principal:

Guangzhou Huaduo Network Technology Co., Ltd. (seal)

/seal/ Guangzhou Huaduo Network Technology Co., Ltd.
/s/ Li Ting
Name: Li Ting
Position:

Power of Attorney

We the company, Guangzhou Ruicheng Network Technology Co., Ltd., with the unified social credit code is: 91440101MA9UTLLH9U, holding the equity shares (the "Company Shares") corresponding to 647,865 Yuan registered capital of Shanghai Ruogu Information Technology Co., Ltd. (the "Domestic company”), on June 18, 2021, with respect to the Company Shares hereby irrevocably authorizes Haishaman (Shanghai) Information Technology Co., Ltd. (the “WFOE”) exercise the following rights during the term of this Power of Attorney:

Authorize WFOE to act as the sole and exclusive agent of the company, to exercise rights including but not limited to the following rights in the name of the company on the matters of the Company Shares: (1) participate in the shareholders' meeting of the Domestic Company and sign the relevant resolutions of the shareholders' meeting representing the company; (2) exercise all the shareholder's rights entitled to the company in accordance with the law and the articles of association of the Domestic Company, including but not limited to shareholder voting rights, rights of sale or transfer or pledge or disposition of all or any part of the Company Shares; and (3) to elect, designate and appoint the legal representative, chairman, director, supervisor, general manager and other senior management personnel of the Domestic Company as the authorized representative of the company.

WFOE will have the right to sign the transfer contract as stipulated in the restated and amended exclusive option agreement (the company being a party to the contract upon request) on behalf of the company within the scope of authorization, and shall perform as scheduled the restated and amended equity pledge agreement and the restated and amended exclusive option agreement which are signed on the same day as this power of attorney signed by the company as a party to, the exercise of which will not limit this authorization in any way.

WFOE has the right to transfer, use or otherwise dispose of cash dividends and other non-cash income generated from the Company Shares.

All actions of WFOE with respect to the Company Shares can be made according to WFOE's own discretion without any oral or written instructions from the company.

All actions of WFOE with respect to the Company Shares are regarded as the actions of the company, and all documents signed are deemed to be signed by the company, which will be ratified by the company.

WFOE has the right to delegate, which it can delegate to other individuals or units to handle the above matters and exercise the Company Shares without having to notify the company in advance or obtain the company's consent.

During the period when the company is a shareholder of the Domestic Company, this power of attorney is irrevocable and continues to be valid, starting from the date of signing this power of attorney. If and only if WFOE notifies the company in writing to terminate this power of attorney in whole or in part or to replace the agent, the company will immediately withdraw the authorization and delegation hereof, and immediately sign a power of attorney in the same form as this power of attorney, making the same authorization and delegation as the content of this power of attorney to other agent as designated by WFOE at that time; except for the abovementioned, the company will not revoke the authorization and delegation made to WFOE.

During the term of this power of attorney, the company hereby waives all rights related to the Company Shares that have been authorized to WFOE through this power of attorney, and will no longer exercise such rights by itself.

[No text below]

[The following is the signature page]

Principal:

Guangzhou Ruicheng Network Technology Co., Ltd. (seal)

/seal/ Guangzhou Ruicheng Network Technology Co., Ltd.
/s/ Li Ting
Name: Li Ting
Position: